SH3G IOS/ANDROID AMENDED MILESTONE SCHEDULE

MILESTONES AND DELIVERABLES:

1)	13th Jan – Delivery of Beta Stage of SH3G

Total = $6,000

2)	3rd Feb – Delivery of EC State on iOs

Total = $7,500

3)	16th Feb – Delivery of MC Stage on iOs

Total = $3,000

4)	10th Mar – Delivery of DLC Stage on iOs

Total=$3,000

5)	31st Mar –Delivery of all content on Android Tablet

Total= $14,000

IN WITNESS WHEREOF, the parties hereto have agreed to this amended milestone delivery schedule as of this 10th January 2014. Subject to further amendment by mutual consent.

Pocket Games, Inc.	DNa INTERACTIVE GAMES LIMITED

By: /s/ David Lovatt	By: Edward Blincoe

Name:	Name:

Title: Chief Executive Officer	Title: Chief Executive Officer